As filed with the Securities and Exchange  Commission on    April
          17    , 1996                    Registration No. 33-69648


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                Amendment No.    2
                                          to
                                       FORM S-3

                                Registration Statement
                                        Under
                              The Securities Act of 1933

                        KANSAS CITY SOUTHERN INDUSTRIES, INC.
                (Exact name of registrant as specified in its charter)

                     DELAWARE             44-0663509
               (State  of Incorporation)   (I.R.S.  Employer Identification
          No.)

                               114 West Eleventh Street
                             Kansas City, Missouri  64105
                                    (816) 556-0303
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  JOSEPH D. MONELLO
                      Vice President and Chief Financial Officer
                        Kansas City Southern Industries, Inc.
                               114 West Eleventh Street
                             Kansas City, Missouri  64105
                                    (816) 556-0213
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                      Copies to:

          JOHN F. MARVIN, ESQ.          RICHARD P. BRUENING, ESQ.
             DIANE M. BONO, ESQ.        Kansas  City  Southern  Industries,
          Inc.
          Watson & Marshall L.C.        114 West Eleventh Street
          1010 Grand Avenue             Kansas City, Missouri  64105
          Kansas City, Missouri  64106-2271

             Approximate date of commencement of proposed sale to public: from time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED    April 17, 1996


               INFORMATION HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.





          PROSPECTUS


                        KANSAS CITY SOUTHERN INDUSTRIES, INC.
                                     $500,000,000
                                      SECURITIES

               Kansas City Southern Industries, Inc. (the "Company") may offer from time to time, together or separately, (i) shares of its Common Stock, par value $.01 per share (the "Common Stock"),
          (ii) shares of its New Series Preferred Stock, par value $1 per share (the "Series Preferred Stock" and, together with the Common Stock, the "Equity Securities"), (iii) its convertible debt securities (the "Convertible Debt Securities"), which may be either senior debt securities ("Convertible Senior Debt Securities") or subordinated debt securities ("Convertible Subordinated Debt Securities"), consisting of debentures, notes or other evidence of indebtedness representing unsecured obligations of the Company convertible into Common Stock, and
          (iv) its debt securities (the "Debt Securities") (collectively the "Securities"), in amounts, at prices and on terms to be determined at the time of offering. The Securities offered pursuant to this Prospectus may be issued in one or more issuances or series and will be limited to $500,000,000 aggregate public offering price. Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, in the case of Series Preferred Stock, the specific title, and any dividend, liquidation, redemption, voting and other rights, any terms for conversion into Common Stock, the initial public offering price and other special terms, and in the case of Convertible Debt Securities and Debt Securities, the specific designation, aggregate principal amount, the denomination, maturity, premium, if any, the interest rate (which may be fixed or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, will be payable, any terms of redemption at the option of the Company or of the holder, any sinking fund provisions, the initial public offering price and other special terms, and in the case of Convertible Debt Securities only, terms for conversion into Common Stock. If so specified in the applicable Prospectus Supplement, Convertible Debt Securities and Debt Securities of any series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

               The Convertible Senior Debt Securities and Debt Securities will be unsecured general obligations of the Company and will rank PARI PASSU with all other senior (that is, unsubordinated) indebtedness of the Company. The Convertible Subordinated Debt Securities will be subordinated in right of payment to all Senior Debt (as hereinafter defined) of the Company. Because the Company is a holding company, however, the Convertible Debt
          Securities and the Debt Securities will be effectively subordinated to the claims of creditors of the Company's subsidiaries. At December 31, 1995 , the Company's subsidiaries had an aggregate of $147.6 million of indebtedness outstanding. See "Description of Convertible Debt Securities and Debt Securities."



                            ______________________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The Company may sell the Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, and any applicable fee, commission or discount arrangements with them.

               This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                           ________________________________


            The date of this Prospectus is ________________,    1996    .

               IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                AVAILABLE INFORMATION

               This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby.

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy state-ments and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies obtained at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York City, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Registration Statement can be inspected at, and copies thereof , as well as copies of such reports, proxy statements and other information, can be obtained at prescribed prices from, the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents have been filed by the Company with the Commission (File No. 1-4717) pursuant to the Exchange Act and are incorporated by reference and made a part of this Prospectus:

               1)   The Company's Annual Report on Form 10-K for the fiscal
                    year ended December 31,    1995    ; and

               2)   The  Company's    Annual Report Amendment No. 1 on Form
          10-K/A dated March 19, 1996.

               All  documents  filed  by the  Company  with  the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person, in-cluding any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated
          herein    by   reference,   other    than   exhibits    to   such
             information     not  specifically incorporated     therein
          by reference.   Requests  for such copies  should be  directed to
          Kansas City Southern Industries, Inc., 114 West Eleventh Street, Kansas City, Missouri 64105, Attention: Corporate Secretary,
          telephone number (816)    556-0370.

                                     THE COMPANY

               Kansas City Southern Industries, Inc. is a diversified holding company with principal operations in rail transportation, through its subsidiary The Kansas City Southern Railway Company ("KCSR"), and financial asset management businesses. The Company's principal business activities involve operating a Class I Common Carrier Railroad system through KCSR, a wholly-owned subsidiary, and managing investments for mutual funds and private accounts through Janus Capital Corporation ("Janus"), an 83% owned subsidiary, and Berger Associates, Inc. ("Berger"), an 80% owned subsidiary. The Company was incorporated in the State of Delaware in 1962. The principal executive offices of the Company are located at 114 West 11th Street, Kansas City, Missouri 64105, and the Company's telephone number is (816) 556-0303.

                                 RECENT DEVELOPMENTS

               On October 31, 1995, DST Systems, Inc. ("DST"), at that time a wholly-owned subsidiary of the Company, and the Company effected a public offering of DST common stock. As a result of the offerings and associated transactions, the Company's ownership interest in DST was reduced to approximately 41%.

               On November 10, 1995, the Company purchased a 49% interest in the common stock of Mexrail, Inc. ("Mexrail"), including Mexrail's wholly-owned subsidiary, The Texas Mexican Railway Company ("Tex-Mex"), from Transportacion Maritima Mexicana, S.A. de C.V. The Tex-Mex operates a 157 mile rail line extending from Corpus Christi to Laredo, Texas. The purchase price of $23 million, which is subject to certain conditions, was financed through the Company's existing credit lines.

               On December 18, 1995, the Company issued $100 million of 7% Debentures due 2025. The Debentures are redeemable at the option of the Company at any time, in whole or in part, at a redemption price equal to the greater of (a) 100% of the principal amount of such Debentures and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis at the Treasury Rate (as defined in the Debentures agreement) plus 20 basis points, plus in each case accrued interest thereon to the date of redemption. The net proceeds of this transaction were used to repay indebtedness on the Company's existing credit lines and for acquisition of the Company's common stock.


                                   USE OF PROCEEDS

               Unless otherwise set forth in the applicable Prospectus Supplement, net proceeds from the sale of the Securities are expected to be added to the general funds of the Company and used principally for general corporate purposes, including working capital, capital expenditures and acquisitions of or investments in businesses and assets.

                          RATIO OF EARNINGS TO FIXED CHARGES

               The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated. Earnings represent income available for fixed charges, less equity in undistributed earnings of less than 50% owned affiliates, plus undistributed equity in 50% owned affiliates, minority interest in consolidated subsidiaries, amortization of debt premium and costs, together with interest and one-third of rents under long-term operating leases deemed to be representative of an interest factor. Fixed charges represent interest expense together with interest capitalized, one-third of rents under long-term operating leases deemed to be representative of an interest factor, and amortization of debt premium and costs.



                   Years Ended December 31,
           1995      1994    1993    1992    1991

           6.14(1)   3.28    3.68    3.40    2.88

          (1) Financial information from which the ratio of earnings to fixed charges is computed for the year ended December 31, 1995 reflects DST as a majority owned unconsolidated subsidiary through October 31, 1995, and as an unconsolidated 41% owned affiliate thereafter, in accordance with applicable Securities and Exchange Commission rules and regulations. If the ratio was computed to exclude the one time pretax gain of $296.3 million associated with the public offering and associated transactions, the 1995 ratio of earnings to fixed charges would have been 3.04.

                             DESCRIPTION OF CAPITAL STOCK

               The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions of the Company's stock set forth in the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") and its Bylaws.

               The authorized capital stock of the Company consists of (i) 400,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), (ii) 2,000,000 shares of New Series Preferred Stock, par value $1 per share ("Series Preferred Stock"),
          (iii) 840,000 shares of Preferred Stock, par value $25 per share ("Preferred Stock"), (iv) 1,000,000 shares of Series B Preferred Stock, par value $1 per share, and (v) 150,000 shares of Series A Preferred Stock par value $1 per share.

               As of December  31,    1995    , there were  outstanding (i)
             39,062,999 shares of Common Stock, (ii) employee stock options to purchase an aggregate of 3,675,372 shares of
          Common Stock  (of  which  options  to  purchase     2,146,372
          shares  of  Common  Stock  were   currently  exercisable),  (iii)
             242,170 shares of Preferred Stock, and (iv) 1,000,000 shares of Series Preferred Stock designated as Series B Convertible Preferred Stock ("Series B Preferred Stock"). In addition, 150,000 shares of Series Preferred Stock designated as Series Preferred Stock, Series A ("Series A Preferred Stock"), were authorized for issuance if certain events relating to a change in control of the Company should occur. As of such date, no shares of Series A Preferred Stock were outstanding.

               UMB Bank, N.A., and the Company serve as the Transfer Agents
          for  the Company's Securities.   The  Company's Common  Stock and
          Preferred Stock are listed on the New York Stock Exchange.

               NO SHARES OF PREFERRED STOCK, SERIES A PREFERRED STOCK OR SERIES B PREFERRED STOCK ARE BEING OFFERED HEREBY.

          COMMON STOCK

               Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, provided that, if any shares of Series Preferred Stock or Preferred Stock are outstanding, no dividends or other distributions may be made with respect to the Common Stock unless full required dividends on the shares of
          Series Preferred Stock and Preferred Stock have been paid, including accumulated dividends in the case of any series of Series Preferred Stock designated to receive cumulative dividends.

               Holders of Common Stock are entitled to one vote per share multiplied by the number of directors to be elected in an election of directors, which may be cast cumulatively, and to one vote per share on any other matter, voting as a single class. In certain instances, holders of Series Preferred Stock or Preferred Stock may have special class voting rights. See "Series Preferred Stock" and "Preferred Stock."

               In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Common Stock are entitled to receive pro rata, after satisfaction in full of the prior rights of creditors (including holders of the Company's indebtedness) and holders of Series Preferred Stock and Preferred Stock, all the remaining assets of the Company available for distribution.

               The issuance of additional shares of Series Preferred Stock or Preferred Stock may result in a dilution of the voting power and relative equity interests of the holders of Common Stock and would subject the Common Stock to the prior dividend and liquidation rights of the Series Preferred Stock and Preferred Stock issued. The Common Stock is not redeemable and has no preemptive rights.

               Any shares of Common Stock sold hereunder shall be fully paid and nonassessable and will be listed on the New York Stock Exchange.

          SERIES PREFERRED STOCK

               Under the Company's Certificate of Incorporation, the Board of Directors of the Company is authorized, without further stockholder action, to issue up to 2,000,000 shares of Series Preferred Stock in one or more series, with such designations, powers, preferences, rights, qualifications, limitations or restrictions, as shall be set forth in a Certificate of Designation filed pursuant to the General Corporation Law of the State of Delaware, subject to the powers, preferences and rights of the Preferred Stock.

               If any series of Series Preferred Stock entitles the holders thereof to dividends, such dividends may be paid following the payment or setting apart for payment of dividends on the Preferred Stock and prior to the payment or setting apart for payment of dividends on the Common Stock. If specified, dividends may be cumulative. In the event of a liquidation, dissolution or winding up of the Company, holders of each series of Series Preferred Stock are subordinate to the holders of Preferred Stock, but have preference and priority over the holders of Common Stock, for payments of amounts as set forth in a Certificate of Designations. The Series Preferred Stock has no preemptive rights.

               Any shares of Series Preferred Stock sold hereunder shall be fully paid and nonassessable and the Company will apply to list such shares on the New York Stock Exchange.

          SERIES A PREFERRED STOCK

               The Board of Directors of the Company established the Series A Preferred Stock, consisting of 150,000 shares, for issuance pursuant to the Company's Stockholder Rights Plan (the "Rights Plan"). No shares of Series A Preferred Stock have been issued.

               To implement the Rights Plan, the Company's Board of Directors declared and made a dividend distribution of one Series A Preferred Stock purchase right ("Right") for each outstanding
          share of Common Stock of the Company       .  Each Right entitled
          the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock or in some circumstances, Common Stock, other securities, cash or other assets as the case may be, at a price of $210 per share, subject to adjustment. Distribution of the Rights under the Rights Plan have no dilutive effect, do not affect reported earnings per share, are not taxable to the Company or stockholders and do not change the manner in which the Company's shares of Common Stock are presently traded. The Rights will not be exercisable and will be inseparable from and trade automatically with the Company's Common Stock until certain events occur (as defined in the Rights Plan) which would trigger provisions of the Rights. The Rights expire on October 12, 2005, unless earlier redeemed by the Company. The company may redeem the Rights in whole, but not in part, upon the occurrence of certain events, at a price of $0.005 per Right. The Company's previous stockholder rights plan was terminated in 1994.

          SERIES B PREFERRED STOCK

               The Board of Directors of the Company in 1993 authorized the establishment of Series B Preferred Stock, consisting initially of 1,000,000 shares, for issuance to the trustee of a grantor trust formed by the Company entitled "Employee Plan Funding Trust" (the "Trust"). On October 1, 1993, the Company sold 1,000,000 shares of Series B Preferred Stock to the Trust. The Series B Preferred Stock can be held only by the trustee of the Trust or on behalf of any employee plan designated as a beneficiary of the Trust. Transfer of the Series B Preferred Stock to any other person will cause the stock to be converted automatically into Common Stock.

               Holders of the Series B Preferred Stock are entitled to have declared, paid or set aside for payment, cumulative dividends, when, as and if declared by the Board of Directors out of funds legally available therefor, in an amount of $10 per share per year before the declaration, payment or setting aside for payment of any dividends on the Common Stock or any other stock ranking as to dividends junior to, or on a parity with, the Series B Preferred Stock, but only after dividends on the Preferred Stock have been paid or set aside for payment, with certain limited exceptions.

               Holders of Series B Preferred Stock have no voting rights not required by law except with respect to actions which would adversely alter or change the powers, preferences or special rights of that security.

               In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, Series B Preferred Holders shall be entitled to receive the amount of $200 per share plus any declared and unpaid dividends, prior to any distribution of assets to the holders of the Common Stock or any other class ranking with respect to such distribution junior to the Series B Preferred Stock, subject to the rights of holders of the Preferred Stock and any other security ranking superior to or on a parity with the Series B Preferred Stock.

               Series B Preferred Stock is convertible into Common Stock at an initial ratio of 4 shares of Common Stock for each share of Series B Preferred Stock, subject to certain adjustments, with a limitation on the maximum number of shares of Common Stock which can be issued of 4,000,000 shares.

               Series B Preferred Stock is redeemable by the Company at any time (i) after April 1, 1995, (ii) under certain circumstances, whenever the market price of the Common Stock equals or exceeds 150% of the conversion price of the Series B Preferred, with certain adjustments, (iii) in the event of certain changes in federal tax law, and (iv) in the event that the Trust or any employee plan designated as a beneficiary of the Trust is terminated in accordance with its terms, in accordance with a redemption price schedule and the terms specified in the Certificate of Designations.

               Anti-dilution protections and special provisions with respect to the effect on the Series B Preferred Stock of mergers or consolidations are also set forth in the Certificate of Designations.

               As a grantor trust, assets of the Trust, including the Series B Preferred Stock, are expected to remain subject to the claims of the general creditors of the Company until such assets are distributed to the beneficiaries. The Series B Preferred Stock was purchased by the Trust for $200,000,000 with funds borrowed from the Company, secured by a pledge of such securities. Shares held in the Trust will be released for distribution to beneficiary plans in proportion to the reduction of this indebtedness. Other provisions of the Trust (i) require that the trustee vote any voting securities held in the Trust in accordance with the voting of shares held in the Company's ESOP and (ii) provide for termination of the Trust upon the occurrence of defined events involving a change in control of the Company.

          PREFERRED STOCK

               Holders of shares of Preferred Stock are entitled to receive, in the discretion of the Board of Directors, noncumulative dividends declared by the Board of Directors of up to $1 per share per year, and no more, before dividends may be declared or paid with respect to Common Stock or any series of Series Preferred Stock.

               Holders of Preferred Stock are entitled to one vote per share multiplied by the number of directors to be elected in an election of directors, which may be cast cumulatively, and to one vote per share on other matters. Holders of Preferred Stock vote as a single class with the holders of Common Stock and any series of Series Preferred Stock having voting rights; however, whenever dividends are in arrears on the Preferred Stock for six quarters, the holders of Preferred Stock have the right to vote as a class to elect two directors at the next annual stockholders' meeting at which directors are elected and have such right until dividends have been paid on the Preferred Stock for four consecutive quarters. The vote of the holders of two-thirds of Preferred Stock voting together as a class is required for any amendment to the Company's Certificate of Incorporation which would materially and adversely alter or change the powers, preferences or special rights of such stock.

               In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Preferred Stock are entitled to receive payment in the amount of the par value thereof, and any declared and unpaid dividends, but no more, before any payment is made upon the Series Preferred Stock or the Common Stock. The Preferred Stock is not redeemable by the Company and has no preemptive rights.

          CLASSIFIED BOARD OF DIRECTORS

               The Company's Certificate of Incorporation provides that the board of directors shall be divided into three classes as nearly equal in number as possible. Each class of directors serves for a term of three years and such terms commence in three consecutive years so that one class of directors is elected at the annual stockholders' meeting each year. The Company's Certificate of Incorporation also provides that the vote of 70% of the shares entitled to vote in the election of directors is required to amend the Certificate of Incorporation to increase the number of directors to more than eighteen, abolish cumulative voting for directors and abolish the classification of the board. The same vote requirement is imposed by the Certificate of
          Incorporation on certain transactions involving mergers, consolidations, sales or leases of assets having a fair market value of $2,000,000 or more, with or to certain owners of more than 5% of the stock of the Company entitled to vote in the election of directors, unless the board of directors has approved a memorandum of understanding with any such owner prior to its becoming such a 5% holder. These provisions could have the effect of delaying, deferring or preventing a change in control of the Company.

                  DESCRIPTION OF CONVERTIBLE SENIOR DEBT SECURITIES
                                 AND DEBT SECURITIES

               The Convertible Senior Debt Securities and the Debt Securities are to be issued under an indenture dated as of July 1, 1992 (the "Indenture") between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"), as shall be set forth in the Prospectus Supplement relating to the Convertible Senior Debt Securities or Debt Securities being offered thereby. The statements made under this heading relating to the Convertible Senior Debt Securities and the Debt Securities and the Indenture are summaries of the provisions thereof and do not purport to be complete, and, where reference is made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of such summaries, which are qualified in their entirety by such references. Parenthetical references below are to the Indenture or to sections of the Trust Indenture Act of 1939, as amended (the "TIA"), certain provisions of which govern the terms of the Indenture, and, whenever any particular provision of the Indenture or the TIA or any defined term used therein is referred to, such provision or defined term is incorporated by reference as a part of the statement in connection with which such reference is made, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in the Indenture.

          GENERAL

               The Convertible Senior Debt Securities and Debt Securities will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. At December 31, 1995 , the Company had no secured indebtedness outstanding. The Company's assets consist of the stock of its subsidiaries and interests in unconsolidated affiliates. Accordingly, certain creditors of the Company's subsidiaries will have a claim on the assets of such subsidiaries prior to the Holders of the Convertible Senior Debt Securities or Debt Securities. At December 31, 1995 , the Company's subsidiaries had an aggregate of $ 147.6 million of indebtedness outstanding, of which $ 117.1 million was secured. In addition, the ability of the Company to pay principal of, premium, if any, and interest on the Convertible Senior Debt Securities and Debt Securities will depend on the Company's receipt of funds from its subsidiaries and unconsolidated affiliates. Kansas City Southern Railway Company
          ("KCSR"), a  wholly-owned subsidiary of the Company,        Janus
          Capital Corporation ("Janus"), 83% owned by the Company, and Berger Associates, Inc. ("Berger"), over 80% owned by the Company, are not subject to any restrictions on the payment of
          dividends.       DST,  now  an  approximately  40%  owned  equity
          investment, intends on retaining its earnings for use in its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

               Convertible Senior Debt Securities and Debt Securities will be issued in separate series. The Convertible Senior Debt
          Securities and Debt Securities may be issued in one or more series. The particular terms of each series of Convertible Senior Debt Securities and Debt Securities, as well as any modifications of or additions to the general terms of the Convertible Senior Debt Securities and Debt Securities as described herein that may be applicable in the case of a particular series of Convertible Senior Debt Securities or Debt Securities, will be described in the Prospectus Supplement relating to such series of Convertible Senior Debt Securities and Debt Securities. Accordingly, for a description of the terms of a particular series of Convertible Senior Debt Securities and Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of Convertible Senior Debt Securities and Debt Securities set forth in this Prospectus.

               Reference  is  made  to the  Prospectus  Supplement  for the following terms of the Convertible Senior Debt Securities or Debt Securities being offered thereby: (1) the title of such Convertible Senior Debt Securities or Debt Securities; (2) any limit on the aggregate principal amount of such Convertible Senior Debt Securities or Debt Securities; (3) the percentage of the principal amount at which such Convertible Senior Debt Securities or Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined;
          (4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Convertible Senior Debt Securities or Debt Securities will be payable; (5) the rate or rates at which such Convertible Senior Debt Securities or Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined; (6) the date or dates from which interest, if any, on such Convertible Senior Debt Securities or Debt Securities shall accrue or the method by which such date or dates shall be determined, the dates on which such interest, if any, will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security of the series on any Interest Payment Date, or the method by which any such date shall be determined, and the basis on which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months; (7) the period or periods within which, the price or prices at which, the Currency in which and the other terms and conditions upon which such Convertible Senior Debt Securities or Debt Securities may be redeemed in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem, repay or purchase such Convertible Senior Debt Securities or Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the Currency in which and the other terms and conditions upon which such Convertible Senior Debt Securities or Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation (9) whether such Convertible Senior Debt Securities or Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and whether such Convertible Senior Debt Securities or Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and whether such Convertible Senior Debt Securities or Debt Securities are to be issuable, either temporarily or permanently, in global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Convertible Senior Debt Securities and Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a global security, the identity of the depository for such series;
          (10) if other than U.S. dollars, the Currency in which such Convertible Senior Debt Securities or Debt Securities will be denominated and in which the principal of (and premium, if any) and any interest on such Convertible Senior Debt Securities or Debt Securities will be payable; (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Convertible Senior Debt Securities or Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined; (12) whether the Company or Holder may elect payment of the principal of (and premium, if any) or interest, if any, on such Convertible Senior Debt Securities or Debt Securities in one or more Currencies other than that in which such Convertible Senior Debt Securities or Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Convertible Senior Debt Securities or Debt Securities are denominated or stated to be payable and the Currency in which such Convertible Senior Debt Securities or Debt Securities are to be so payable; (13) the place or places, if any, other than or in addition to New York City, New York, where the principal of (and premium, if any) and any interest on such Convertible Senior Debt Securities or Debt Securities shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, such Convertible Senior Debt Securities or Debt Securities may be surrendered for exchange and notice or demands to or upon the Company in respect of such Convertible Senior Debt Securities or Debt Securities and the Indenture may be served; (14) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable; (15) the identity of the Trustee for such Convertible Senior Debt Securities or Debt Securities and, if other than the Trustee, the Security Registrar and the Paying Agent; (16) the inapplicability to such Convertible Senior Debt Securities or Debt Securities of the provisions of Article Fourteen of the Indenture described herein under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article;
          (17) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture; (18) whether and under what circumstances the Company will pay
          Additional Amounts as contemplated by Section 1005 of the Indenture on such Convertible Senior Debt Securities or Debt Securities to any Holder who is not a United States person (including any modification to the definition of such terms as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Convertible Senior Debt Securities or Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (19) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Convertible Senior Debt Securities or Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (20) the date as of which any Bearer Securities of the series and any temporary global security shall be dated if other than the date of original issuance of the first of such Convertible Senior Debt Securities or Debt Securities; (21) if such Convertible Senior Debt Securities or Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form or terms of such certificates, documents or conditions; (22) the designation of the initial Exchange Rate Agent, if any; (23) any other terms of such Convertible Senior Debt Securities or Debt Securities; and (24) in the case of Convertible Senior Debt Securities, the terms and conditions upon which conversion will be effected, including the conversion price, the conversion period and other conversion provisions in addition to or in lieu of those described below.

               The  Indenture  does  not contain  any  provisions  that may afford the Holders of Convertible Senior Debt Securities or Debt Securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a change of control of the Company. Payment of any indebtedness outstanding under the Company's revolving credit
          agreement         would become  accelerated at  the  time of  any
          change  in  control of  the  Company, as  defined  in    that
          agreement       .     In May 1995, the Company established  a new
          credit agreement which replaced the then existing Company credit agreements. The Company also has various other lines of credit. At December 31, 1995, the Company had no indebtedness outstanding under any of these facilities. The Company is a party to
             agreements     with    certain      minority owners of  Janus,
                 which  may impose financial and other obligations upon the
          Company         in  the event  of  a  change  in control  of  the
          Company, as defined in such agreements. The Company also has a commitment to fund, through so-called "rabbi trusts", the payment of certain compensation and benefit continuations and severance payments of management employees in the event of defined changes in control. The aggregate amount of the Company's financial obligations under the agreements governing the rabbi trusts and
          the  Company's investment in Janus        cannot be determined in
          advance of any change-in-control event, but is expected to be material. DST has a Stockholders' Rights Agreement. Under certain circumstances following a "change of control" of the Company, as defined in DST's Stockholders' Rights Agreement, substantial dilution of the Company's interest in DST could result.

               The  Indenture provides  that  the Convertible  Senior  Debt
          Securities and Debt Securities may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company. (Section 301) The Indenture also provides that there may be more than one Trustee under the Indenture, each with respect to one or more different series of Convertible Senior Debt Securities and Debt Securities. See "Resignation of Trustee" herein. At a time when two or more Trustees are acting, each with respect to only certain series, the terms "Convertible Senior Debt Securities" and "Debt Securities" as used herein shall mean the one or more series with respect to which each respective Trustee is acting. In the event there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein shall extend only to the one or more series of Convertible Senior Debt Securities and Debt Securities for which it is Trustee. If more than one Trustee is acting under the Indenture, then the Convertible Senior Debt Securities and Debt Securities (whether of one or more than one series) for which each Trustee is acting shall in effect be treated as if issued under separate indentures.

               Some of the Convertible Senior Debt Securities or Debt Securities may be issued as original issue discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) ("Original Issue Discount Securities"), to be sold at a substantial discount below their stated principal amount. If any Convertible Senior Debt Security or Debt Security is not to be denominated in United States dollars, certain provisions with respect thereto will be set forth in a Foreign Currency Prospectus Supplement, which will specify the Currency or Currencies, including composite
          Currencies such as the European Currency Unit, in which the principal, premium, if any, and any interest with respect to such Convertible Senior Debt Security or Debt Security are to be paid, along with any other terms relating to the non-United States dollar denomination. Federal income tax, accounting and other special considerations applicable to any such Original Issue Discount Securities or non-United States dollar denominated Convertible Senior Debt Securities or Debt Securities will be described in a Prospectus Supplement relating thereto.

               The Indenture does not contain any provisions that would limit the ability of the Company to incur indebtedness. Reference is made to the Prospectus Supplement related to the series of Convertible Senior Debt Securities or Debt Securities offered thereby for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company applicable to such Convertible Senior Debt Securities or Debt Securities that are described herein.

               Under the Indenture, the Company will have the ability, in addition to the ability to issue Convertible Senior Debt Securities or Debt Securities with terms different from those of Convertible Senior Debt Securities or Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Convertible Senior Debt Securities or Debt Securities and issue additional Convertible Senior Debt Securities or Debt Securities of such series, in an aggregate principal amount determined by the Company. (Section 301)

          DENOMINATIONS, REGISTRATION AND TRANSFER

               Convertible Senior Debt Securities or Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations as may be in the terms of the Convertible Senior Debt Securities or Debt Securities of any particular series. The Indenture also provides that Convertible Senior Debt Securities or Debt Securities of a series may be issuable in global form. Unless otherwise indicated in the Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201)

               Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided in the Prospectus Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, Bearer Securities surrendered in a permitted exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

               The Convertible Senior Debt Securities or Debt Securities may be presented for exchange as described above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee in New York City, New York, or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Convertible Senior Debt Securities or Debt Securities and referred to in the Prospectus Supplement. No service charge will be made for any transfer or exchange of Convertible Senior Debt Securities or Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section
          305) If a Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Convertible Senior Debt Securities or Debt Securities, then the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Convertible Senior Debt Securities or Debt Securities of a
          series are issuable solely as Registered Securities, then the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Convertible Senior Debt Securities or Debt Securities of a series may be issuable both as Registered Securities and as Bearer Securities, then the Company will be required to maintain (in addition to the Trustee) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Convertible Senior Debt Securities or Debt Securities. (Section
          1002)

               The Company shall not be required to i) issue, register the transfer of or exchange Convertible Senior Debt Securities or Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Convertible Senior Debt Securities or Debt Securities of that series to be redeemed and ending at the close of business on (A) if the
          Convertible  Senior Debt  Securities or  Debt  Securities of  the
          series are issuable only as Registered Securities, then the day of mailing of the relevant notice of redemption and (B) if Convertible Senior Debt Securities or Debt Securities of the series are issuable as Bearer Securities, then the day of the first publication of the relevant notice of redemption or, if Convertible Senior Debt Securities or Debt Securities of the series are also issuable as Registered Securities and there is no publication, then the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security or portion thereof called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and of like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Convertible Senior Debt Securities or Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, thereof not to be so repaid. (Section 305)

          CONVERSION RIGHTS

               The circumstances under which Convertible Senior Debt Securities of any series are convertible into Common Stock and the terms of such conversion will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory, at the option of the Holder, or at the option of the Company, and may include provisions in which the number of shares of Common Stock to be received by the Holder of Convertible Senior Debt Securities would be calculated according to the market price of Common Stock as of a time stated in the Prospectus Supplement.

          GLOBAL SECURITIES

               The Convertible Senior Debt Securities or Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (each a "Global Security") that will be deposited with, or on behalf of, the "Depository" identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for the individual Convertible Senior Debt Securities or Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor.

               The Depository has advised as follows: it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions in such securities between such participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

               The specific terms of the depository arrangement with respect to a series of Convertible Senior Debt Securities or Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global
          Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to all depository arrangements.

               Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Convertible Senior Debt Securities or Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository. Such accounts will be designated by the underwriters or agents with respect to such Convertible Senior Debt Securities or Debt Securities or by the Company if such Convertible Senior Debt Securities or Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limit and such laws may impair the ability to transfer beneficial interests in a Global Security.

               So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Convertible Senior Debt Securities or Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Convertible Senior Debt Securities or Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Convertible Senior Debt Securities or Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

               Payments of principal of, premium, if any, and interest, if any, on individual Convertible Senior Debt Securities or Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Convertible Senior Debt Securities or Debt Securities. Neither the Company, the Trustee, any Paying Agent, nor the Security Registrar for such Convertible Senior Debt Securities or Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Convertible Senior Debt Securities or Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               Subject to certain restrictions relating to Bearer Securities, the Company expects that the Depository for a series of Convertible Senior Debt Securities or Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Convertible Senior Debt Securities or Debt
          Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Convertible Senior Debt Securities or Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary Global Security representing Bearer Securities, receipt by such beneficial owners of payments of principal, premium or interest in respect thereof will be subject to additional restrictions.

          SAME-DAY SETTLEMENT AND PAYMENT

               If provided in the Prospectus Supplement for a series of Convertible Senior Debt Securities or Debt Securities, then settlement for such Convertible Senior Debt Securities or Debt Securities will be made by the agents or underwriters in immediately available funds, and all payments of principal and interest will be made by the Company in immediately available funds.

               Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, if provided in the Prospectus Supplement for a series of Convertible Senior Debt Securities or Debt Securities, such series of Convertible Senior Debt Securities or Debt Securities will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in such series of Convertible Senior Debt Securities or Debt Securities will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading of the Convertible Senior Debt Securities or Debt Securities.

          CERTAIN DEFINITIONS

               Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

               "Subsidiary" means a corporation, partnership, joint venture, association or other entity a majority of the outstanding  voting  stock  or  other  equity  interest  entitled ordinarily to vote in the election of the directors or other governing body (however designated) of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

               "Significant Subsidiary" means (i) any Subsidiary (other than Southern Credit Corporation or any of its Subsidiaries) which at the time of determination had total assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (ii) any Subsidiary which at the time of determination had revenues for the three-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total revenues on a consolidated basis for such period.

          LIMITATION ON LIENS

               In the Indenture, the Company covenants that it will not nor will it permit any Significant Subsidiary to create, assume, incur or suffer to exist any Lien upon any stock or indebtedness, whether owned on the date of the Indenture or thereafter acquired, of any Significant Subsidiary (other than a Significant Subsidiary, the stock or indebtedness of which at the date of the Indenture was subject to a Lien or required to be subject to a
          Lien) to secure any Obligation (other than the Convertible Senior Debt Securities or Debt Securities) of the Company, any Subsidiary or any other Person without in any such case making effective provision whereby all of the Outstanding Convertible Senior Debt Securities or Debt Securities shall be directly secured equally and ratably with such Obligation, excluding, however, from the operation of the foregoing provisions any Lien upon stock or indebtedness of any corporation existing at the time such corporation becomes a Significant Subsidiary or existing or created upon stock or indebtedness of a Significant
          Subsidiary  at  the  time  of   acquisition  of  such  stock   or
          indebtedness and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Lien; provided, however, that the principal amount of the Obligation secured thereby shall not exceed the principal amount of the Obligation so secured at the time of such extension, renewal or replacement; and provided, further, that such Lien shall be limited to all or such part of the stock or indebtedness which secured the Lien so extended, renewed or replaced. (Section 1006)

          EVENTS OF DEFAULT

               The Indenture provides, with respect to any series of Convertible Senior Debt Securities or Debt Securities Outstanding thereunder, that the following shall constitute Events of
          Default: (i) default in the payment of any interest upon or any Additional Amounts payable in respect of any Convertible Senior Debt Security or Debt Security of that series or of any coupon appertaining thereto when the same becomes due and payable, continued for 30 days; (ii) default in the payment of the principal of or any premium on any Convertible Senior Debt Security or Debt Security of that series at its Maturity; (iii) default in the deposit of any sinking fund payment when due by the terms of any Convertible Senior Debt Security or Debt Security of that series; (iv) default in the performance or breach of any covenant or warranty of the Company in the Indenture with respect to any Convertible Senior Debt Security or Debt Security of that series, continued for 60 days after written notice to the Company; (v) certain events in bankruptcy, insolvency or reorganization; and (vi) any other Event of Default provided with respect to Convertible Senior Debt Securities or Debt Securities of that series. (Section 501) The Company is required to file with the Trustee, annually, an Officer's Certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 1004) The Indenture provides that the Trustee may withhold notice to the Holders of Convertible Senior Debt Securities or Debt Securities of any default (except payment defaults on the Convertible Senior Debt Securities or Debt Securities) in the event the Trustee considers it in the interest of the Holders of Convertible Senior Debt Securities or Debt Securities to do so. (Section 601)

               If an Event of Default with respect to Convertible Senior Debt Securities or Debt Securities of a particular series shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Convertible Senior Debt Securities or Debt Securities of that series may declare the Outstanding Convertible Senior Debt Securities or Debt Securities of that series due and payable immediately. (Section 502)

               Subject to the provisions relating to the duties of the Trustee, in case an Event of Default with respect to Convertible Senior Debt Securities or Debt Securities of a particular series shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders of Convertible Senior Debt Securities or Debt Securities of such series, unless such Holders shall have offered to the
          Trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (Section 507 and TIA Section 315) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any trust or power conferred on the Trustee with respect to the Convertible Senior Debt Securities or Debt Securities of that series. (Section 512)

               The Holders of not less than a majority in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of any series may on behalf of the Holders of all the Convertible Senior Debt Securities or Debt Securities of such series and any related coupons waive any past default under the Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Convertible Senior Debt Security or Debt Security of such series or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Convertible Senior Debt Security of such series affected thereby. (Section 513)

          MERGER OR CONSOLIDATION

               The Indenture provides that the Company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless either the Company is the continuing corporation or such corporation or Person assumes by supplemental indenture all the obligations of the Company under the Indenture and the Convertible Senior Debt Securities or Debt Securities and immediately after the transaction no default shall exist. (Section 801)

          MODIFICATION OR WAIVER

               Modification and amendment of the Indenture as it applies to any series of Convertible Senior Debt Securities or Debt Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Convertible Senior Debt Securities or Debt Securities of such series; provided, that no such modification or amendment may, without the consent of the Holder of each Outstanding Convertible Senior Debt Security or Debt Security of such series affected thereby, among other things:
          (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Convertible Senior Debt Security or Debt Security, (ii) reduce the principal amount or the rate of interest on or any Additional Amounts payable in respect of or any premium payable upon the redemption of any Convertible Senior Debt Security or Debt Security; (iii) change any obligation of the Company to pay Additional Amounts in respect of any Convertible Senior Debt Security or Debt Security; (iv) reduce the amount of the principal of an original issue discount Convertible Senior Debt Security or Debt Security that would be due and payable upon a declaration of acceleration of the Maturity thereof; (v) adversely affect any right of repayment at the option of the Holder of any Convertible Senior Debt Security or Debt Security;
          (vi) change the place or currency of payment of principal of or any premium or interest on any Convertible Senior Debt Security or Debt Security; (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or any Redemption Date or Repayment Date therefor; (viii) reduce the percentage in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum; or (ix) modify the foregoing requirements or reduce the percentage in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities necessary to waive any past default. (Section 902)

               Modification and amendment of the Indenture may be made by the Company and Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the Indenture;
          (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Convertible Senior Debt Securities or Debt Securities; (iii) to add Events of Default for the benefit of the Holders of all or any series of Convertible Senior Debt Securities or Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of Bearer Securities; (v) to change or eliminate any provisions of the Indenture, provided, that any such change or elimination shall become effective only when there are no Convertible Senior Debt Securities or Debt Securities Outstanding of any series created prior thereto that is entitled to the benefit of such provision; (vi) to establish the form or terms of Convertible Senior Debt Securities or Debt Securities of any series and any related coupons; (vii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (viii) to close the Indenture with respect to the authentication and delivery of additional series of Convertible Senior Debt Securities or Debt Securities, to cure any ambiguity, defect or inconsistency in the Indenture, provided, that such action does not adversely affect the interests of Holders of Convertible Senior Debt Securities or Debt Securities of any series in any material respect; or (ix) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Convertible Senior Debt Securities or Debt Securities, provided, that such action shall not adversely affect the interests of the Holders of any Convertible Senior Debt Securities or Debt Securities in any material respect. (Section 901)

               The Indenture contains provisions for convening meetings of the Holders of Convertible Senior Debt Securities or Debt Securities of a series of Convertible Senior Debt Securities or Debt Securities if that series are issuable as Bearer Securities. (Section 1501) A meeting may be called at any time by the Trustee and, also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of such series, in any such case upon notice given as provided in the Indenture. (Section 1502) Except for any consent that must be given by the Holder of each Convertible Senior Debt Security or Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of that series; provided, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of that series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Convertible Senior Debt Securities or Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Convertible Senior Debt Securities or Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution and at any reconvened meeting will be the persons entitled to vote a majority in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of that series; provided, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of a series, then the Persons entitled to vote such specified percentage in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of such series will constitute a quorum. Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Convertible Senior Debt Securities or Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Convertible Senior Debt Securities or Debt Securities affected thereby, or of the Holders of such series and one or more additional series, then (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of such series that are voted in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall determine whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section 1504)

          DEFEASANCE AND COVENANT DEFEASANCE

               The Indenture provides that, unless the provisions of Article Fourteen are made inapplicable to the Convertible Senior Debt Securities or Debt Securities of or within any series and any related coupons pursuant to Section 301 of the Indenture, then the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Convertible Senior Debt Securities or Debt Securities and any related coupons (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Convertible Senior Debt Securities or Debt Securities and the obligations to register the transfer or exchange of such Convertible Senior Debt Securities or Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Convertible Senior Debt Securities or Debt Securities and any related coupons, to maintain an office or agency in respect of such Convertible Senior Debt Securities or Debt Securities and any related coupons and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (ii) to be released from its obligations with respect to such Convertible Senior Debt Securities or Debt Securities and any related coupons under Section 1006 (being the restriction described under "Limitation on Liens") or, if provided pursuant to Section 301 of the Indenture, then its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Convertible Senior Debt Securities or Debt Securities and any related coupons ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Company with the Trustee (or other qualifying trustee), in trust, of an amount, in such Currency in which such Convertible Senior Debt Securities or Debt Securities and any related coupons are then specified as payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Convertible Senior Debt Securities or Debt Securities and any related coupons (with such applicability being determined on the basis of the Currency in which such Convertible Senior Debt Securities or Debt Securities are then specified as payable at Stated Maturity) that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Convertible Senior Debt Securities or Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

               Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Convertible Senior Debt Securities or Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause
          (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404)

               "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government that issued the Foreign Currency in which the Convertible Senior Debt Securities or Debt Securities of a particular series are payable for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government that issued the Foreign Currency in which the Convertible Senior Debt Securities or Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101)

               Unless otherwise provided in the Prospectus Supplement, if, after the Company has deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to Convertible Senior Debt Securities or Debt Securities of any series, (i) the Holder of a Convertible Senior Debt Security or Debt Security of such series is entitled to, and does, elect pursuant to the terms of such Convertible Senior Debt Security or Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Convertible Senior Debt Security or Debt Security or (ii) the Currency in which such deposit has been made in respect of any Convertible Senior Debt Security or Debt Security of such series ceases to be used by its government of issuance, then the indebtedness represented by such Convertible Senior Debt Security or Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Convertible Senior Debt Security or Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Convertible Senior Debt Security or Debt Security into the Currency in which such Convertible Senior Debt Security or Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate. (Section 1405) Unless otherwise provided in the Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Convertible Senior Debt Security or Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars. (Section
          312)

               In the event the Company effects covenant defeasance with respect to any Convertible Senior Debt Securities or Debt Securities and any related coupons and such Convertible Senior Debt Securities or Debt Securities and any related coupons are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause
          (iv)  or (vi)  under  "Events  of Default"  with  respect to  any covenant with respect to which there has been defeasance, the Currency and Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Convertible Senior Debt Securities or Debt Securities and any related coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Convertible Senior Debt Securities or Debt Securities and any related coupons at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

               The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Convertible Senior Debt Securities or Debt Securities of or within a particular series and any related coupons.

          RESIGNATION OF TRUSTEE

               The Trustee may resign or be removed with respect to one or more series of Convertible Senior Debt Securities or Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Convertible Senior Debt Securities or Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

          THE TRUSTEE

               The Company may from time to time maintain bank accounts and have other customary banking relationships with and obtain credit facilities and lines of credit from the Trustee in the ordinary course of business. The Trustee may also serve as trustee under other indentures covering other debt securities of the Company.

          PAYMENT AND PAYING AGENTS

               Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium, interest or Additional Amounts on Registered Securities issued in certificated form will be made at any office or agency to be maintained by the Company in New York City, New York, except that, at the option of the Company, payment of any interest (including Additional Amounts, if any) may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the applicable Security Register or
          (ii) by wire transfer to an account maintained by the payee located inside the United States. (Sections 307, 1001 and 1002) In the case of Global Securities, such payment will be made to the Depository or its nominee in accordance with the then-existing arrangements between the Paying Agent and the Depository. See "Description of Convertible Senior Debt Securities and Debt Securities--Global Securities" above. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such payment. (Section 307)

               Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium, interest or Additional Amounts on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest and certain Additional Amounts on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to the applicable Interest Payment Date. (Section 1001) Unless otherwise provided in an applicable Prospectus Supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium, if any, and interest, if any, and Additional Amounts, if any, in respect of Bearer Securities payable in U.S. dollars will be made at the office of the Company's Paying Agent in New York City, New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies located outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

               Any Paying Agents located outside the United States and any other Paying Agents in the United States initially designated by the Company for the Convertible Senior Debt Securities or Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Convertible Senior Debt Securities or Debt Securities of a series are issuable only as Registered Securities, then the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Convertible Senior Debt Securities or Debt Securities of a series are also issuable as Bearer Securities, then the Company will be required to maintain
          (i) a Paying Agent in New York City, New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise) and (ii) a Paying Agent in a Place of Payment located outside the United States where Convertible Senior Debt Securities or Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided, that if the Convertible Senior Debt Securities or Debt Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, then the Company will maintain a Paying Agent in any other required city located outside the United States, as the case may be, for the Convertible Senior Debt Securities or Debt Securities of such series. (Section 1002).

               DESCRIPTION OF CONVERTIBLE SUBORDINATED DEBT SECURITIES

               The  Convertible Subordinated  Debt  Securities  are  to  be
          issued under an indenture (the " Subordinated Indenture") between the Company and a trustee (the "Subordinated Trustee"), as shall be set forth in the Prospectus Supplement relating to the Convertible Subordinated Debt Securities being offered thereby. The statements made under this heading relating to the Convertible Subordinated Debt Securities and the
             Subordinated Indenture are summaries of the provisions thereof and do not purport to be complete, and, where reference
          is  made  to  particular provisions  of  the     Subordinated
          Indenture, such provisions are incorporated by reference as a part of such summaries, which are qualified in their entirety by such references. Parenthetical references below are to the
             Subordinated     Indenture or to sections of the TIA,  certain
          provisions of which  govern the terms of  the    Subordinated
          Indenture,   and,  whenever  any   particular  provision  of  the
             Subordinated Indenture or the TIA or any defined term used therein is referred to, such provision or defined term is incorporated by reference as a part of the statement in connection with which such reference is made, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to them
          in the    Subordinated     Indenture.

          GENERAL

               The Convertible Subordinated Debt Securities will be direct,
          unsecured  obligations  of  the  Company.       At  December  31,
             1995 , the Company had no secured indebtedness outstanding. The Company's assets consist of the stock of its subsidiaries and interests in unconsolidated affiliates. Accordingly, certain creditors of the Company's subsidiaries will have a claim on the assets of such subsidiaries prior to the Holders of the Convertible Subordinated Debt Securities. At December 31,
             1995 , the Company's subsidiaries had an aggregate of $ 147.6 million of indebtedness outstanding, of which $ 117.1 million was secured. In addition, the ability of the Company to pay principal of, premium, if any, and interest on the Convertible Subordinated Debt Securities will depend on the Company's receipt of funds from its subsidiaries and
          unconsolidated affiliates.  KCSR,        Janus and Berger are not
          subject to any restrictions on the payment of dividends. DST, now an approximately 40% owned equity investment intends on retaining its earnings for use in its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

               The Convertible Subordinated Debt Securities may be issued in one or more series. The particular terms of each series of Convertible Subordinated Debt Securities, as well as any modifications of or additions to the general terms of the Convertible Subordinated Debt Securities as described herein that may be applicable in the case of a particular series of Convertible Subordinated Debt Securities, will be described in the Prospectus Supplement relating to such series of Convertible Subordinated Debt Securities. Accordingly, for a description of the terms of a particular series of Convertible Subordinated Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of Convertible Subordinated Debt Securities set forth in this Prospectus.

               Reference  is  made  to the  Prospectus  Supplement  for the following terms of the Convertible Subordinated Debt Securities being offered thereby: (1) the title of such Convertible
          Subordinated Debt Securities; (2) any limit on the aggregate principal amount of such Convertible Subordinated Debt Securities; (3) the percentage of the principal amount at which such Convertible Subordinated Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined; (4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Convertible Subordinated Debt Securities will be payable; (5) the rate or rates at which such Convertible Subordinated Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined; (6) the date or dates from which interest, if any, on such Convertible Subordinated Debt Securities shall accrue or the method by which such date or dates shall be determined, the dates on which such interest, if any, will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security of the series on any Interest Payment Date, or the method by which any such date shall be determined, and the basis on which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months; (7) the period or periods within which, the price or prices at which, the Currency in which and the other terms and conditions upon which such Convertible Subordinated Debt Securities may be redeemed in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem, repay or purchase such Convertible Subordinated Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the Currency in which and the other terms and conditions upon which such Convertible Subordinated Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (9) whether such Convertible Subordinated Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and whether such Convertible Subordinated Debt Securities are to be issuable, either temporarily or permanently, in global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Convertible Subordinated Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Subordinated Indenture, and, if Registered Securities of the series are to be issuable as a global security, the identity of the depository for such series; (10) if other than U.S. dollars, the Currency in which such Convertible Subordinated Debt Securities will be denominated and in which the principal of (and premium, if any) and any interest on such Convertible Subordinated Debt Securities will be payable; (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Convertible Subordinated Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined; (12) whether the Company or Holder may elect payment of the principal of (and premium, if any) or interest, if any, on such Convertible Subordinated Debt Securities in one or more Currencies other than that in which such Convertible Subordinated Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Convertible Subordinated Debt Securities are denominated or stated to be payable and the Currency in which such Convertible Subordinated Debt Securities are to be so payable; (13) the place or places, if any, other than or in addition to New York City, New York, where the principal of (and premium, if any) and any interest on such Convertible Subordinated Debt Securities shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, such Convertible Subordinated Debt Securities may be surrendered for exchange and notice or demands to or upon the Company in respect of such Convertible Subordinated Debt Securities and the
             Subordinated Indenture may be served; (14) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable; (15) the identity of the Subordinated Trustee for such Convertible Subordinated Debt Securities and, if other than the Subordinated Trustee, the Security Registrar and the Paying Agent; (16) the inapplicability to such Convertible Subordinated Debt Securities of the
          provisions  of   Article  Fourteen  of   the     Subordinated
          Indenture described herein under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article; (17) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an Interest Payment Date will be paid if other than in the manner provided in the
             Subordinated      Indenture;  (18)   whether  and  under  what
          circumstances the Company will pay Additional Amounts as contemplated by Section 1005 of the Subordinated Indenture on such Convertible Subordinated Debt Securities to any Holder who is not a United States person (including any modification to the definition of such terms as contained in the
             Subordinated Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Convertible Subordinated Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (19) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Convertible Subordinated Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (20) the date as of which any Bearer Securities of the series and any temporary global security shall be dated if other than the date of original issuance of the first of such Convertible Subordinated Debt Securities; (21) if such Convertible Subordinated Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form or terms of such certificates, documents or conditions; (22) the designation of the initial Exchange Rate Agent, if any; (23) any other terms of such Convertible Subordinated Debt Securities; and (24) in the case of Convertible Subordinated Debt Securities, the terms and conditions upon which conversion will be effected, including the conversion price, the conversion period and other conversion provisions in addition to or in lieu of those described below.

               The     Subordinated      Indenture  does  not  contain  any
          provisions that may afford the Holders of Convertible Subordinated Debt Securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a change of control of the Company. Payment of any indebtedness outstanding under the Company's
          revolving credit agreement        would become accelerated at the
          time  of any  change  in control  of the  Company, as  defined in that agreement. In May 1995, the Company established a new credit agreement which replaced the then existing Company credit agreements. The Company also has various other lines of credit. At December 31, 1995, the Company had no indebtedness outstanding
          under any of these facilities.      The Company  is a party to
          agreements with certain minority owners of Janus, which may impose financial and other obligations upon the Company in the event of a change in control of the Company, as defined in such agreements. The Company also has a commitment to fund, through so-called "rabbi trusts", the payment of certain compensation and benefit continuations and severance payments of management employees in the event of defined changes in control. The aggregate amount of the Company's financial obligations under the agreements governing the rabbi trusts and the Company's
          investment in Janus        cannot be determined in advance of any
          change-in-control event, but is expected to be material. DST has a Stockholders' Rights Agreement. Under certain circumstances following a "change of control" of the Company, as defined in DST's Stockholders' Rights Agreement, substantial dilution of the Company's interest in DST could result.

               The      Subordinated       Indenture  provides   that   the
          Convertible Subordinated Debt Securities may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company. (Section 301) The
             Subordinated Indenture also provides that there may be more than one Subordinated Trustee under the Subordinated Indenture, each with respect to one or more different series of Convertible Subordinated Debt Securities. See "Resignation of Subordinated Trustee" herein. At a time when two or more
          Subordinated Trustees are acting, each with respect to only certain series, the term "Convertible Subordinated Debt Securities" as used herein shall mean the one or more series with respect to which each respective Subordinated Trustee is acting. In the event there is more than one Subordinated Trustee under the Subordinated Indenture, the powers and trust obligations of each Subordinated Trustee as described herein shall extend only to the one or more series of Convertible
          Subordinated Debt Securities for which it is Subordinated Trustee. If more than one Subordinated Trustee is acting under
          the      Subordinated       Indenture,   then   the   Convertible
          Subordinated Debt Securities (whether of one or more than one series) for which each Subordinated Trustee is acting shall in effect be treated as if issued under separate indentures.

               Some of the Convertible Subordinated Debt Securities may be issued as original issue discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) ("Original Issue Discount Securities"), to be sold at a substantial discount below their stated principal amount. If any Convertible Subordinated Debt Security is not to be denominated in United States dollars, certain provisions with respect thereto will be set forth in a Foreign Currency Prospectus Supplement, which will specify the Currency or Currencies, including composite Currencies such as the European Currency Unit, in which the principal, premium, if any, and any interest with respect to such Convertible Subordinated Debt Security are to be paid, along with any other terms relating to the non-United States dollar denomination. Federal income tax, accounting and other special considerations applicable to any such Original Issue Discount Securities or non-United States dollar denominated Convertible Subordinated Debt Securities will be described in a Prospectus Supplement relating thereto.

               The Subordinated Indenture does not contain any provisions that would limit the ability of the Company to incur indebtedness. Reference is made to the Prospectus Supplement related to the series of Convertible Subordinated Debt Securities offered thereby for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company applicable to such Convertible Subordinated Debt Securities that are described herein.

               Under the Subordinated Indenture, the Company will have the ability, in addition to the ability to issue Convertible Subordinated Debt Securities with terms different from those of Convertible Subordinated Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Convertible Subordinated Debt Securities and issue additional Convertible Subordinated Debt Securities of such series, in an aggregate principal amount determined by the Company. (Section 301)

          DENOMINATIONS, REGISTRATION AND TRANSFER

               Convertible Subordinated Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer
          Securities or as both Registered Securities and Bearer Securities. Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations as may be in the terms of the Convertible Subordinated Debt Securities of any particular series. The Subordinated Indenture also provides that Convertible Subordinated Debt Securities of a series may be issuable in global form. Unless otherwise indicated in the Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201)

               Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided in the Prospectus Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, Bearer Securities surrendered in a permitted exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the
             Subordinated Indenture. Unless otherwise specified in the Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

               The Convertible Subordinated Debt Securities may be presented for exchange as described above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Subordinated Trustee in New York City, New York, or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Convertible Subordinated Debt Securities and referred to in the Prospectus Supplement. No service charge will be made for any transfer or exchange of Convertible Subordinated Debt Securities , but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305) If a Prospectus Supplement refers to any transfer agent (in addition to the Subordinated Trustee) initially designated by the Company with respect to any series of Convertible Subordinated Debt Securities, then the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Convertible Subordinated Debt Securities of a series are issuable solely as Registered Securities, then the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Convertible Subordinated Debt Securities of a series may be issuable both as Registered Securities and as Bearer Securities, then the Company will be required to maintain (in addition to the Subordinated Trustee) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Convertible Subordinated Debt Securities. (Section 1002)

               The Company shall not be required to (i) issue, register the transfer of or exchange Convertible Subordinated Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Convertible Subordinated Debt Securities of that series to be redeemed and ending at the close of business on (A) if Convertible Subordinated Debt Securities of the series are issuable only as Registered Securities, then the day of mailing of the relevant notice of redemption and (B) if Convertible Subordinated Debt Securities of the series are issuable as Bearer Securities, then the day of the first publication of the relevant notice of redemption or, if Convertible Subordinated Debt Securities of the series are also issuable as Registered Securities and there is no publication, then the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security or portion thereof called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and of like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Convertible Subordinated Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, thereof not to be so repaid. (Section 305)

          CONVERSION RIGHTS

               The circumstances under which Convertible Subordinated Debt Securities of any series are convertible into Common Stock and the terms of such conversion will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory, at the option of the holder, or at the option of the Company, and may include provisions in which the number of shares of Common Stock to be received by the holder of Convertible Subordinated Debt Securities would be calculated according to the market price of Common Stock as of a time stated in the Prospectus Supplement.

          SUBORDINATION OF CONVERTIBLE SUBORDINATED DEBT SECURITIES

               The obligation of the Company to make payment on account of the principal of, and premium, if any, and interest on the Convertible Subordinated Debt Securities will be subordinated and junior in right of payment, as set forth in the
             Subordinated Indenture, to the prior payment in full of all Senior Debt.

               "Senior Debt" means the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date hereof or hereafter created or incurred which is for (a) money borrowed by the Company (including without limitation obligations of the Company in respect of overdrafts, foreign exchange contracts, letters of credit, bankers' acceptances, or any loan or advance from a bank, whether or not evidenced by debentures, notes or similar instruments), (b) obligations which would be classified as liabilities on the balance sheet of the Company, in accordance with generally accepted accounting principles, evidencing the purchase price for the acquisition of assets of any kind by the Company or a subsidiary except in the ordinary course of business, (c) money borrowed by others and assumed or guaranteed by the Company, (d) obligations of the Company under any agreement or lease of any real or personal property which are capitalized on the books of the Company in accordance with generally accepted accounting principles, (e) obligations under performance guarantees, supporting agreements and other agreements relating to the obligations of any subsidiary of the Company and (f) renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the foregoing clauses (a), (b), (c), (d) and (e) or of the instruments creating or evidencing such indebtedness, unless, in each case, by the terms of the instrument creating or evidencing such indebtedness or such renewal, extension, refunding, amendment and modification, it is provided that such indebtedness, or such indebtedness as so modified or amended, or such renewals, extensions or refundings are not senior in right to payment to the Convertible Subordinated Debt Securities.

               Upon any distribution of the assets of the Company upon any dissolution, total or partial liquidation or reorganization of or similarly proceeding relating to the Company, the Holders of Senior Debt will be entitled to receive payment in full before the Holders of the Convertible Subordinated Debt Securities are entitled to receive any payment. Upon the Event of Default (as described below) with respect to the Convertible Subordinated Debt Securities, the Subordinated Trustee or Holders of the Convertible Subordinated Debt Securities must give notice of such Event of Default and the intention to accelerate to the Company and any Holders of Senior Debt which have theretofore requested such notice, and such acceleration shall not become effective unless and until such Event of Default is continuing on the sixtieth day after the date of delivery of such notice of intention to accelerate; PROVIDED, HOWEVER, that the Convertible Subordinated Debt Securities shall become immediately due and payable upon notice in the event of a bankruptcy or insolvency of the Company. By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Senior Debt or of other unsubordinated Debt of the Company may recover more, ratably, than the Holders of the Convertible Subordinated Debt Securities.

          GLOBAL SECURITIES

               The Convertible Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (each a "Global Security") that will be deposited with, or on behalf of, the "Depository" identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for the individual Convertible Subordinated Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor.

               The Depository has advised as follows: it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions in such securities between such participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

               The specific terms of the depository arrangement with respect to a series of Convertible Subordinated Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to all depository arrangements.

               Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Convertible Subordinated Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository. Such accounts will be designated by the underwriters or agents with respect to such Convertible Subordinated Debt Securities or by the Company if such Convertible Subordinated Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limit and such laws may impair the ability to transfer beneficial interests in a Global Security.

               So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Convertible Subordinated Debt Securities represented by such Global Security for all purposes under the Subordinated Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Convertible Subordinated Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Convertible Subordinated Debt Securities of such series in definitive form and will not be considered the owners or Holders
          thereof under the    Subordinated     Indenture.

               Payments of principal of, premium, if any, and interest, if any, on individual Convertible Subordinated Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Convertible Subordinated Debt Securities. Neither the Company, the Subordinated Trustee, any Paying Agent, nor the Security Registrar for such Convertible Subordinated Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Convertible Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               Subject to certain restrictions relating to Bearer Securities, the Company expects that the Depository for a series of Convertible Subordinated Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Convertible Subordinated Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Convertible Subordinated Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary Global Security representing Bearer Securities, receipt by such beneficial owners of payments of principal, premium or interest in respect thereof will be subject to additional restrictions.

          SAME-DAY SETTLEMENT AND PAYMENT

               If provided in the Prospectus Supplement for a series of Convertible Subordinated Debt Securities, then settlement for such Convertible Subordinated Debt Securities will be made by the agents or underwriters in immediately available funds, and all payments of principal and interest will be made by the Company in immediately available funds.

               Secondary trading  in  long-term  notes  and  debentures  of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, if provided in the Prospectus Supplement for a series of Convertible Subordinated Debt Securities, such series of Convertible Subordinated Debt Securities will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in such series of Convertible Subordinated Debt Securities will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading of the Convertible Subordinated Debt Securities.

          CERTAIN DEFINITIONS

               Set forth below is a summary of certain of the defined terms
          used  in  the  covenants  contained  in  the     Subordinated
          Indenture.     Reference  is  made  to   the     Subordinated
          Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

               "Subsidiary" means a corporation, partnership, joint venture, association or other entity a majority of the outstanding  voting  stock  or  other  equity  interest  entitled ordinarily to vote in the election of the directors or other governing body (however designated) of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

               "Significant Subsidiary" means (i) any Subsidiary (other than Southern Credit Corporation or any of its Subsidiaries) which at the time of determination had total assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (ii) any Subsidiary which at the time of determination had revenues for the three-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total revenues on a consolidated basis for such period.

          LIMITATION ON LIENS

               In the    Subordinated      Indenture, the Company covenants
          that it will not nor will it permit any Significant Subsidiary to create, assume, incur or suffer to exist any Lien upon any stock or indebtedness, whether owned on the date of the
             Subordinated Indenture or thereafter acquired, of any Significant Subsidiary (other than a Significant Subsidiary, the stock or indebtedness of which at the date of the
             Subordinated Indenture was subject to a Lien or required to be subject to a Lien) to secure any Obligation (other than the Convertible Subordinated Debt Securities ) of the Company, any Subsidiary or any other Person without in any such case making effective provision whereby all of the Outstanding Convertible Subordinated Debt Securities shall be directly secured equally and ratably with such Obligation, excluding, however, from the operation of the foregoing provisions any Lien upon stock or indebtedness of any corporation existing at the time such corporation becomes a Significant Subsidiary or existing or created upon stock or indebtedness of a Significant Subsidiary at the time of acquisition of such stock or indebtedness and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Lien; provided, however, that the principal amount of the Obligation secured thereby shall not exceed the principal amount of the Obligation so secured at the time of such extension, renewal or replacement; and provided, further, that such Lien shall be limited to all or such part of the stock or indebtedness which secured the Lien so extended, renewed or replaced. (Section 1006)

          EVENTS OF DEFAULT

               The Subordinated Indenture provides, with respect to any series of Convertible Subordinated Debt Securities
          Outstanding thereunder, that the following shall constitute Events of Default: (i) default in the payment of any interest upon or any Additional Amounts payable in respect of any Convertible Subordinated Debt Security of that series or of any coupon appertaining thereto when the same becomes due and payable, continued for 30 days; (ii) default in the payment of the principal of or any premium on any Convertible Subordinated Debt Security of that series at its Maturity; (iii) default in the deposit of any sinking fund payment when due by the terms of any Convertible Subordinated Debt Security of that series; (iv) default in the performance or breach of any covenant or warranty of the Company in the Subordinated Indenture with respect to any Convertible Subordinated Debt Security of that series, continued for 60 days after written notice to the Company; (v) certain events in bankruptcy, insolvency or reorganization; and
          (vi) any other Event of Default provided with respect to Convertible Subordinated Debt Securities of that series. (Section 501) The Company is required to file with the Subordinated Trustee, annually, an Officer's Certificate as to the Company's compliance with all conditions and covenants under
          the     Subordinated       Indenture.    (Section   1004)     The
             Subordinated Indenture provides that the Subordinated Trustee may withhold notice to the Holders of Convertible
          Subordinated Debt Securities of any default (except payment defaults on the Convertible Subordinated Debt Securities ) in the event the Subordinated Trustee considers it in the interest of the Holders of Convertible Subordinated Debt Securities to do so. (Section 601)

               If an Event of Default with respect to Convertible Subordinated Debt Securities of a particular series shall occur and be continuing, the Subordinated Trustee or the Holders of not less than 25% in principal amount of Outstanding Convertible Subordinated Debt Securities of that series may declare the Outstanding Convertible Subordinated Debt Securities of that series due and payable immediately. (Section 502)

               Subject  to the  provisions relating  to  the duties  of the
          Subordinated Trustee, in case an Event of Default with respect to Convertible Subordinated Debt Securities of a particular series shall occur and be continuing, the Subordinated Trustee shall be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any of the Holders of Convertible Subordinated Debt Securities of such series, unless such Holders shall have offered to the Subordinated Trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (Section 507 and TIA Section 315) Subject to such provisions for the indemnification of the Subordinated Trustee, the Holders of a majority in principal amount of the Outstanding Convertible Subordinated Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee under the
             Subordinated Indenture or exercising any trust or power conferred on the Subordinated Trustee with respect to the
          Convertible  Subordinated   Debt  Securities   of  that   series.
          (Section 512)

               The Holders of not less than a majority in principal amount of the Outstanding Convertible Subordinated Debt Securities of any series may on behalf of the Holders of all the Convertible Subordinated Debt Securities of such series and any related
          coupons  waive  any past  default  under  the    Subordinated
          Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Convertible Subordinated Debt Security of such series or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Convertible Subordinated Debt Security of such series affected thereby. (Section 513)

          MERGER OR CONSOLIDATION

               The Subordinated Indenture provides that the Company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless either the Company is the continuing corporation or such corporation or Person assumes by supplemental indenture all the obligations of the Company under
          the      Subordinated        Indenture   and    the   Convertible
          Subordinated Debt Securities and immediately after the transaction no default shall exist. (Section 801)

          MODIFICATION OR WAIVER

               Modification  and   amendment  of   the     Subordinated
          Indenture as it applies to any series of Convertible Subordinated Debt Securities may be made by the Company and the Subordinated Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Convertible Subordinated Debt Securities of such series; provided, that no such modification or amendment may, without the consent of the Holder of each Outstanding Convertible Subordinated Convertible Debt Security of such series affected thereby, among other things: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Convertible Debt Security, (ii) reduce the principal amount or the rate of interest on or any Additional Amounts payable in respect of or any premium payable upon the redemption of any Convertible Subordinated Debt Security; (iii) change any obligation of the Company to pay Additional Amounts in respect of any Convertible Subordinated Debt Security; (iv) reduce the amount of the principal of an original issue discount Convertible Subordinated Debt Security that would be due and payable upon a declaration of acceleration of the Maturity thereof; (v) adversely affect any right of repayment at the option of the Holder of any Convertible Subordinated Debt Security; (vi) change the place or currency of payment of principal of or any premium or interest on any Convertible Subordinated Debt Security; (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or any Redemption Date or Repayment Date therefor; (viii) reduce the percentage in principal amount of the Outstanding Convertible Subordinated Debt Securities necessary to modify or amend the Subordinated Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum; or (ix) modify the foregoing requirements or reduce the percentage in principal amount of the Outstanding Convertible Subordinated Debt Securities necessary to waive any past default. (Section 902)

               Modification  and   amendment  of   the     Subordinated
          Indenture may be made by the Company and Subordinated Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the Subordinated Indenture;
          (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Convertible Subordinated Debt Securities; (iii) to add Events of Default for the benefit of the Holders of all or any series of Convertible Subordinated Debt Securities; (iv) to add or change any provisions of the
             Subordinated Indenture to facilitate the issuance of Bearer Securities; (v) to change or eliminate any provisions of the Subordinated Indenture, provided, that any such change or elimination shall become effective only when there are no Convertible Subordinated Debt Securities Outstanding of any series created prior thereto that is entitled to the benefit of such provision; (vi) to establish the form or terms of Convertible Subordinated Debt Securities of any series and any related coupons; (vii) to provide for the acceptance of appointment by a successor Subordinated Trustee or facilitate the
          administration  of  the  trusts   under  the     Subordinated
          Indenture  by more than one Subordinated Trustee; (viii) to close
          the      Subordinated       Indenture   with   respect   to   the
          authentication and delivery of additional series of Convertible Subordinated Debt Securities, to cure any ambiguity, defect or inconsistency in the Subordinated Indenture, provided, that such action does not adversely affect the interests of Holders of Convertible Subordinated Debt Securities of any series in any material respect; or (ix) to supplement any of the provisions of the Subordinated Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Convertible Subordinated Debt Securities, provided, that such action shall not adversely affect the interests of the Holders of any Convertible Subordinated Debt Securities in any material respect. (Section 901)

               The     Subordinated     Indenture  contains provisions  for
          convening meetings of the Holders of Convertible Subordinated Debt Securities of a series of Convertible Subordinated Debt Securities if that series are issuable as Bearer Securities. (Section 1501) A meeting may be called at any time by the Subordinated Trustee and, also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Convertible Subordinated Debt Securities of such series, in any such case upon notice given as provided in the
             Subordinated Indenture. (Section 1502) Except for any consent that must be given by the Holder of each Convertible Subordinated Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the
          Outstanding Convertible Subordinated Debt Securities of that series; provided, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Convertible Subordinated Debt Securities of that series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Convertible Subordinated Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Convertible Subordinated Debt Securities of any series duly held in accordance with the Subordinated Indenture will be binding on all Holders of Convertible Subordinated Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution and at any reconvened meeting will be the Persons entitled to vote a majority in principal amount of the Outstanding Convertible Subordinated Debt Securities of that series; provided, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Convertible Subordinated Debt Securities of a series, then the Persons entitled to vote such specified percentage in principal amount of the Outstanding Convertible Subordinated Debt Securities of such series will constitute a quorum. Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Convertible Subordinated Debt Securities of any series with respect to any request, demand, authorization, direction, notice,
          consent,  waiver or  other  action  that the     Subordinated
          Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all
          Outstanding  Convertible  Subordinated Debt  Securities  affected thereby, or of the Holders of such series and one or more additional series, then (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Convertible Subordinated Debt Securities of such series that are voted in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall determine whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Subordinated Indenture. (Section
          1504)

          DEFEASANCE AND COVENANT DEFEASANCE

               The    Subordinated     Indenture provides  that, unless the
          provisions of Article Fourteen are made inapplicable to the Convertible Subordinated Debt Securities of or within any series and any related coupons pursuant to Section 301 of the
             Subordinated     Indenture, then the Company  may elect either
          (i) to defease and be discharged from any and all obligations with respect to such Convertible Subordinated Debt Securities and any related coupons (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Convertible Subordinated Debt Securities and the obligations to register the transfer or exchange of such Convertible Subordinated Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Convertible Subordinated Debt Securities and any related coupons, to maintain an office or agency in respect of such Convertible Subordinated Debt Securities and any related coupons and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (ii) to be released from its obligations with respect to such Convertible Subordinated Debt Securities and any related coupons under
          Section 1006 (being the restriction described under "Limitation on Liens") or, if provided pursuant to Section 301 of the
             Subordinated Indenture, then its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Convertible Subordinated Debt Securities and any related coupons ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Company with the Subordinated Trustee (or other qualifying trustee), in trust, of an amount, in such Currency in which such Convertible Subordinated Debt Securities and any related coupons are then specified as payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Convertible Subordinated Debt Securities and any related coupons (with such applicability being determined on the basis of the Currency in which such Convertible Subordinated Debt Securities are then specified as payable at Stated Maturity) that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Convertible Subordinated Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

               Such a trust may only be established if, among other things, the Company has delivered to the Subordinated Trustee an Opinion of Counsel (as specified in the Subordinated Indenture) to the effect that the Holders of such Convertible Subordinated Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the
             Subordinated     Indenture.  (Section 1404)

               "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government that issued the Foreign Currency in which the Convertible Subordinated Debt Securities of a particular series are payable for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government that issued the Foreign Currency in which the Convertible Subordinated Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101)

               Unless otherwise provided in the Prospectus Supplement, if, after the Company has deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to Convertible Subordinated Debt Securities of any series, (i) the Holder of a Convertible Subordinated Debt Security of such series is entitled to, and does, elect pursuant to the terms of such Convertible Subordinated Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Convertible Subordinated Debt Security or (ii) the Currency in which such deposit has been made in respect of any Convertible Subordinated Debt Security of such series ceases to be used by its government of issuance, then the indebtedness represented by such Convertible Subordinated Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Convertible Subordinated Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Convertible Subordinated Debt Security into the Currency in which such Convertible Subordinated Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate. (Section 1405) Unless otherwise provided in the Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Convertible Subordinated Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars. (Section 312)

               In the event the Company effects covenant defeasance with respect to any Convertible Subordinated Debt Securities and any related coupons and such Convertible Subordinated Debt Securities and any related coupons are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) or (vi) under "Events of Default" with respect to any covenant with respect to which there has been defeasance, the Currency and Government Obligations on deposit with the Subordinated Trustee will be sufficient to pay amounts due on such Convertible Subordinated Debt Securities and any related coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Convertible Subordinated Debt Securities and any related coupons at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

               The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Convertible Subordinated Debt Securities of or within a particular series and any related coupons.

          RESIGNATION OF SUBORDINATED TRUSTEE

               The Subordinated Trustee may resign or be removed with respect to one or more series of Convertible Subordinated Debt Securities and a successor Subordinated Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Subordinated Trustee with respect to different series of Convertible Subordinated Debt Securities, each such Subordinated Trustee shall be a
          Subordinated Trustee  of  a trust  under the     Subordinated
          Indenture separate and apart from the trust administered by any other such Subordinated Trustee (Section 609), and any action described herein to be taken by the "Subordinated Trustee" may then be taken by each such Subordinated Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Subordinated Trustee.

          THE SUBORDINATED TRUSTEE

               The Company may from time to time maintain bank accounts and have other customary banking relationships with and obtain credit facilities and lines of credit from the Subordinated Trustee in the ordinary course of business. The Subordinated Trustee may also serve as trustee under other indentures covering other debt securities of the Company.

          PAYMENT AND PAYING AGENTS

               Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium, interest or Additional Amounts on Registered Securities issued in certificated form will be made at any office or agency to be maintained by the Company in New York City, New York, except that, at the option of the Company, payment of any interest (including Additional Amounts, if any) may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the applicable Security Register or
          (ii) by wire transfer to an account maintained by the payee located inside the United States. (Sections 307, 1001 and 1002) In the case of Global Securities, such payment will be made to the Depository or its nominee in accordance with the then-
          existing arrangements between the Paying Agent and the Depository. See "Description of Convertible Subordinated Debt Securities -- Global Securities" above. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such payment. (Section 307)

               Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium, interest or Additional Amounts on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest and certain Additional Amounts on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to the applicable Interest Payment Date. (Section 1001) Unless otherwise provided in an applicable Prospectus Supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium, if any, and interest, if any, and Additional Amounts, if any, in respect of Bearer Securities payable in U.S. dollars will be made at the office of the Company's Paying Agent in New York City, New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies located outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

               Any Paying Agents located outside the United States and any other Paying Agents in the United States initially designated by the Company for the Convertible Subordinated Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Convertible Subordinated Debt Securities of a series are issuable only as Registered Securities, then the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Convertible Subordinated Debt Securities of a series are also issuable as Bearer Securities, then the Company will be required to maintain (i) a Paying Agent in New York City, New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise) and (ii) a Paying Agent in a Place of Payment located outside the United States where Convertible Subordinated Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided, that if the Convertible Subordinated Debt Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, then the Company will maintain a Paying Agent in any other required city located outside the United States, as the case may be, for the Convertible Subordinated Debt Securities of such series. (Section 1002).


                                 PLAN OF DISTRIBUTION

               The Company may sell the Securities being offered hereby (i) through agents, (ii) to or through underwriters, (iii) through dealers and (iv) directly to purchasers. The Prospectus Supplement sets forth the terms of the offering of the Securities to which such Prospectus Supplement relates, including the name or names of the underwriters, dealers or agents, the purchase price of the Securities and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts, concessions and commissions allowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               If an underwriter or underwriters are utilized in the sale of the Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The underwriter or underwriters with respect to an underwritten offering of Securities are set forth in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover of such Prospectus Supplement. Only underwriters named in a Prospectus Supplement will be deemed to be underwriters in connection with the Securities described therein. Firms not so named will have no direct or indirect participation in the offering of such Securities, although such a firm may participate in the distribution of such Securities under circumstances entitling it to a dealer's commission. The underwriting agreement may provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such offered Securities will be obligated to purchase all such offered Securities if any are purchased. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and any such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

               Securities may be offered and sold through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered is named in, and any commissions payable by the Company to such agent are described in, the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

               If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale are set forth in the Prospectus Supplement relating thereto.

               Offers to purchase Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales are described in the Prospectus Supplement relating thereto.

               Underwriters, dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

               Underwriters, dealers and agents participating in the distribution of Securities may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments such underwriters, dealers or agents may be required to make in respect thereof.

               The Securities may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. The Company also may offer and sell the Securities in exchange for one or more of its outstanding issues of securities.

               Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for the Company and its subsidiaries in the ordinary course of business.

               The Securities  may or  may not be  listed on a  national or
          foreign  securities exchange.    No assurance  can be  given that
          there will be a market for the Securities.

                                    LEGAL MATTERS

               Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Securities will be passed on for the Company by Watson & Marshall L.C., Kansas City, Missouri.
          The  legality  of  the  Securities  will be  passed  on  for  any underwriters, dealers or agents by counsel named in the applicable Prospectus Supplement.

                                       EXPERTS

               The audited financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 , have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

           _____________________________   _____________________________


                No dealer, salesperson or
           other individual has been
           authorized to give any
           information or to make any
           representations other than                $500,000,000
           those contained or
           incorporated by reference in          KANSAS CITY SOUTHERN
           this  Prospectus in connection          INDUSTRIES, INC.
           with this offering and, if
           given or made, such
           information or representations
           must not be relied upon as
           having been authorized by the
           Company or the Underwriters.
           Neither the delivery of this               Securities
           Prospectus, nor any sale made
           hereunder shall under any
           circumstance create an
           implication that there has
           been no change in the affairs
           of the Company since the date
           hereof. This Prospectus does            _______________
           not constitute an offer to
           sell or a solicitation of an              PROSPECTUS
           offer to buy the                        _______________
                  Securities offered
           hereby by anyone in any state       ___________,    1996
           in which such offer or
           solicitation is not authorized
           or in which the person making
           such offer or solicitation is
           not qualified to do so or to
           anyone to whom it is unlawful
           to make such offer or
           solicitation.
                   _______________

                  TABLE OF CONTENTS


           Page           ____


           Available Information. . . .         3

           Incorporation of Certain
             Documents by Reference . .         3

           The Company. . . . . . . . .         4

           Use of Proceeds. . . . . . .         4

           Ratio of Earnings to
            Fixed Charges . . . . . . .         5

           Description of Capital
            Stock . . . . . . . . . . .         5

           Description of Convertible
             Senior Debt Securities
             and Debt Securities. . . .         8

           Description of Convertible
             Subordinated Debt
             Securities . . . . . . . .         20

           Plan of Distribution . . . .         33

           Legal Matters. . . . . . . .         34

           Experts. . . . . . . . . . .         34

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

               SEC registration fee . . . . . . . . . . . . . .  $  156,250
               Blue Sky fees and expenses . . . . . . . . . . .       *
               Attorneys' fees and expenses . . . . . . . . . .       *
               Accountants' fees and expenses . . . . . . . . .       *
               Trustee's fees and expenses. . . . . . . . . . .       *
               Printing expenses. . . . . . . . . . . . . . . .       *
               Rating Agency fees   . . . . . . . . . . . . . .       *
               Miscellaneous. . . . . . . . . . . . . . . . . .       *
                                                                 --------
                      Total . . . . . . . . . . . . . . . . . .  $    *

          __________
               * To be filed by post-effective amendment.


          Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") provides that a Delaware corporation may indemnify directors and officers and certain other individuals against expenses (including attorneys'
          fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding (other than an action by or in the right of the corporation) in which they are involved because they are a director, officer or other qualified individual if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. If the legal proceeding is by or in the right of the corporation, then directors, officers or other qualified individuals may not be indemnified in respect of any claim, issue or matter as to which they have been adjudged to be liable to the corporation unless they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation and a Delaware Court of Chancery determines that such person is fairly and reasonably entitled to such indemnification. If such individuals are successful on the merits or otherwise in defense of any action, then Section 145 provides that such individuals shall be indemnified. Section 102(b)(7) of the Delaware Corporation Law provides that the liability of a director may not be limited or eliminated for the director's breach of his duty of loyalty to the corporation or its stockholders, for his intentional acts or omissions not in good faith, for his concurrence in or vote for an unlawful payment of a dividend or unlawful stock purchase or redemption or for any improper personal benefit derived by the director from any transaction.

               The Company's certificate of incorporation provides that, to the fullest extent permitted by the Delaware Corporation Law, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's bylaws provide that the directors and officers of the Company and certain other individuals are to be indemnified by the Company to the fullest extent permitted by
          Section 145 of the Delaware Corporation Law for liability incurred as a result of being threatened to be or being made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or other qualifying person. The foregoing right of indemnification is not exclusive of any other rights of indemnifications to which any such individuals may be entitled to under any agreement, vote of stockholders or disinterested directors or otherwise.

               The Company maintains a policy of insurance under which the insurer will, subject to certain conditions, defend the directors and officers of the Company against and indemnify them from any liability incurred in their capacities as such. In addition, under the terms of contracts with the Company, certain directors and officers are entitled to indemnification by the Company against certain liabilities in their capacities as such.

          Item 16.  EXHIBITS.

          Exhibit
          Number                   Description of Exhibit

          1(a)           Form of Purchase Agreement.*

          1(b)           Form   of   Underwriting  Agreement   for   Equity
                         Securities.*

          1(c)           Form   of   Underwriting    Agreement   for   Debt
                         Securities.*

          1(d)           Form  of  Underwriting Agreement  for  Convertible
                         Debt Securities.*

          4(a) Indenture between Kansas City Southern Industries, Inc. and The Chase Manhattan Bank, N.A., Trustee relating to the Convertible Senior Debt Securities and the Debt Securities.

                         Attached as Exhibit 4(a) to the Company's Registration Statement on Form S-3 dated March 30, 1993 (file no. 33-60192) and incorporated herein by reference.

          4(b) Form of Subordinated Indenture between Kansas City Southern Industries, Inc. and the subordinated trustee, relating to the Convertible Subordinated
                         Debt Securities.   ***


          4(c)           Specimen Certificate for Common Stock.   ***

          4(d)           Specimen Certificate for Series Preferred Stock.*

          4(e)           Form of Debt Security.

                         Attached as Exhibit 4(b) to the Company's Registration Statement on Form S-3 dated March 30, 1993 (file no. 33-60192) and incorporated herein by reference.

          4(f)           Form of Convertible Senior Debt Security.*

          4(g)           Form of Convertible Subordinated Debt Security.*

          4(h)           Certificate  of   Incorporation  of   Kansas  City
                         Southern Industries, Inc., as amended.

                         Attached   as   Exhibit   4   to   the   Company's
                         Registration Statement on Form S-8,  (file no. 33-
                         8880) and incorporated herein by reference.

          5 Opinion of Watson & Marshall L.C. as to the legality of the Securities.

          8 Opinion of Watson & Marshall L.C. regarding tax matters.**

          12             Statements re computation of ratios.

                         Attached as Exhibit 12 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference.

          23(a)          Consent of Price Waterhouse LLP.

          23(b)          Consent  of Watson  &  Marshall L.C.  (included in
                         Exhibit 5).

          24             Power of attorney (included on signature page).***

          24(a)          Power of attorney of Michael R. Haverty.

          25(a)          Statement  of eligibility  of  trustee on  Form T-
                         1.***

          25(b) Statement of eligibility of subordinated trustee on Form T-1.*

          *  To be filed by post-effective amendment.

          **  To be filed by post-effective amendment if applicable.

          ***  Indicates exhibits previously filed.

          Item 17.  UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1)  To file, during any period in which offers or sales are
                    being  made,   a  post-effective   amendment  to   this
                    registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the
                    Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)  The undersigned registrant hereby undertakes:

                    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (2)  For the purpose of determining any liability under
               the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) With regard to the trustee under the Indenture relating to the Convertible Subordinated Debt Securities, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of
          Missouri, on this    17th day of April, 1996    .


                              KANSAS CITY SOUTHERN INDUSTRIES, INC.
                              (Registrant)

                              By     /s/Landon H. Rowland
                                  Landon H. Rowland
                                  President and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

          Signature and Name                 Capacity       Date

          /s/ A. Edward Allinson*            Director     April 17, 1996

          /s/ Paul F. Balser*                Director     April 17, 1996

          /s/ James E. Barnes*               Director     April 17, 1996


          /s/ Thomas S. Carter*              Director     April 17, 1996

          /s/ Michael R. Haverty*            Executive    April 17, 1996
                                             Vice President;
                                             Director

          /s/ Michael G. Fitt*                Director    April 17, 1996

          /s/ Paul H. Henson*                Chairman     April 17, 1996
                                             of the Board of
                                             Directors



          /s/ Joseph D. Monello*             Vice         April 17, 1996
                                             President
                                             and Chief
                                             Financial Officer
                                                (Principal Financial
                                              Officer)


          /s/ Landon H. Rowland*             President    April 17, 1996
                                             and Chief Executive
                                             Officer, Director

          /s/ Morton I. Sosland*             Director     April 17, 1996

          /s/ Louis G. Van Horn*                          April 17, 1996
                                             Comptroller;
                                             (Principal Accounting
                                              Officer)

          */s/ By Joseph D. Monello
               As Attorney-in-Fact

                                  INDEX TO EXHIBITS

          Exhibit No.          ___________


          5 Opinion of Watson & Marshall L.C. as to the legality of the securities.

          23(a)          Consent of Price Waterhouse LLP.

          23(b)          Consent  of Watson  &  Marshall L.C.  (included in
                         Exhibit 5).

          24(a)          Power of Attorney of Michael R. Haverty.